COVENANT NOT TO SUE

THIS COVENANT NOT TO SUE (“Covenant”) is made as of June 10, 2013, by and among DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company (“Lender”), TNP SRT LAHAINA GATEWAY, LLC, a Delaware limited liability company to be renamed SRT LAHAINA GATEWAY, LLC (“Borrower”), TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation to be renamed STRATEGIC REALTY TRUST, INC. (“Guarantor”), TNP SRT Lahaina Gateway Mezz, LLC, a Delaware limited liability company to be renamed SRT Lahaina Gateway Mezz, LLC (“Sole Member”), and TNP SRT Lahaina Gateway Mezz Holdings, LLC, a Delaware limited liability company to be renamed SRT Lahaina Gateway Mezz Holdings, LLC (“Holdings”), with reference that certain Deed in Lieu of Foreclosure Agreement dated as of June 10, 2013 (the “Agreement”) by and among Lender, Borrower and Guarantor. Capitalized terms used in this Covenant and not otherwise defined herein have the meanings ascribed to them in the Agreement. This Covenant is effective as of the Closing Date.

Pursuant to the Agreement, Lender, Borrower and Guarantor agree as follows:

1.      Covenant Not to Sue. Lender, for itself and its successors and assigns, forever covenants not to sue Borrower, Guarantor, Sole Member, Holdings, or their respective officers, directors, members, managers, principals, partners, shareholders, affiliates, employees, heirs, executors, administrators, legal representatives, successors and assigns, for recovery of any claim (i) relating to or arising under the Loan Agreement, or (ii) relating to the Loan (as defined in the Loan Agreement), or (iii) relating to or arising under any other Loan Documents (as defined in the Loan Agreement), or (iv) relating to the Property (as defined in the Loan Agreement), or (v) relating to or arising under the Guaranty, subject, however, to Sections 2,3 and 4 below and to all of the following:

(a)          The Loan Documents are not cancelled, discharged, terminated, or deemed paid, and are hereby reaffirmed, and the Mortgage will not be reconveyed and will not merge with the Leasehold or the interests in any other Property conveyed to Lender or Buyer pursuant to the Agreement.

(b)          Lender reserves all of its rights and remedies under the Loan Documents and applicable law in, to, and against all collateral described in the Loan Documents, including the Property, including the right to continue or commence any action or other enforcement proceeding (including a judicial foreclosure action and/or a nonjudicial foreclosure) that Lender considers necessary or desirable to protect or enforce its rights in and to such collateral, and may maintain or join or name Borrower, Guarantor, Sole Member and/or Holdings as a party thereto for such purpose, but Lender covenants not to enforce against Borrower, Guarantor, Sole Member or Holdings any personal judgment obtained by Lender against Borrower, Guarantor, Sole Member or Holdings in any such action.

(c)          This Covenant shall not in any manner release, discharge, impair, or otherwise affect the obligations of Borrower or Guarantor under the Environmental Indemnity, the Agreement, or any of the documents or instruments executed and delivered pursuant to the Agreement, and Lender reserves, on its own behalf and behalf of Buyer, all claims, causes of action and other rights and remedies Lender or Buyer may now or hereafter have thereunder or with respect thereto.

(d)          Lender reserves, on its own behalf and behalf of Buyer, the right to implead or otherwise join Borrower, Guarantor, Sole Member and/or Holdings in any action in which a claim is made against Lender or Buyer in connection with the Loan, the Loan Documents or the obligations evidenced and/or secured thereby, or with respect to the collateral described therein (including the Property), and to assert any rights of Lender or Buyer to contribution, indemnity, reimbursement and/or any other recovery against Borrower, Guarantor, Sole Member or Holdings in any such action.

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(e)          Lender reserves, on its own behalf and on behalf of Buyer, the right to sue and obtain and satisfy a judgment against Borrower, Guarantor, Sole Member or Holdings by reason of claims of causes or action for (i) fraud by Borrower, Guarantor, Sole Member or Holdings in connection with the Agreement or the Property, or (ii) Borrower’s failure to pay to Lender or Buyer any rents collected by or on behalf of Borrower and allocable to any period whether before or after the Closing Date.

(f)          Notwithstanding any other provision of this Covenant to the contrary, this Covenant does not inure to the benefit of, and shall have no effect upon the rights or remedies of Lender against, Anthony W. Thompson.

2.     Continuance of Liability. If any claim is made upon Lender or Buyer at any time for avoidance, setting aside, recovery, rescission, cancellation, return or repayment with respect to any payment or transfer made to or for the benefit of Lender or Buyer in connection with the Loan Documents or the obligations evidenced and/or secured thereby or the Property, and if Lender or Buyer pays or otherwise transfers value on any such claim in whole or part, whether pursuant to judgment, decree, order, settlement, voluntary payment or otherwise, then, without any notice or action by Lender or any other party, Lender’s covenant not to sue in Section 1 above shall be of no further force or effect and Lender shall be entitled to enforce all of its rights and remedies under and in connection with the Loan Documents, including as a personal liability of Borrower, Guarantor, Sole Member and/or Holdings. Lender may elect in its sole discretion whether to contest or pay any such claim made upon it.

3.     Covenant Void. Lender’s covenant not to sue in Section 1 will be null, void, and of no force and effect if (a) Borrower, Guarantor, Sole Member or Holdings makes any claim against or commences any action, suit, or proceeding against Lender or Buyer (or any agent or affiliate of either of them) seeking to rescind the transaction contemplated by the Agreement, in whole or in part, or attacking the validity thereof, in whole or in part, or (b) on or before the 735th day following the Closing Date Borrower files, or Guarantor, Sole Member, Holdings or any other entity under the control, direct or indirect, of Guarantor, files against Borrower, a petition under any chapter or section of Title 11 of the United States Code, as amended, but Lender’s covenant not to sue in Section 1 shall not be negated by reason of any of Borrower, Sole Member or Holdings being liquidated under, dissolved under, or otherwise ceasing to exist under, Delaware law or ceasing to be qualified to do business in any jurisdiction.

4.     No Covenant Not to Sue Third Parties. This Covenant shall not in any manner affect the liability of any third party that is or may be liable to Lender in connection with the Loan, the Loan Documents or the obligations evidenced and/or secured thereby, the Property, or otherwise, and Lender reserves all claims, causes of action and other rights and remedies Lender may now or hereafter have against any such third party, including tenants of the Property, with respect thereto.

5.     Attorneys’ Fees and Costs. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Covenant, the prevailing party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level.

6.     Successors and Assigns. This Covenant shall be binding upon and inure to the benefit of Lender, Borrower, Guarantor, Sole Member and Holdings and their respective successors and assigns.

7.     Governing Law. This Covenant shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to conflict of law provisions.

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IN WITNESS WHEREOF, Lender, Borrower, Guarantor, Sole Member and Holdings have executed this Covenant as of the date first above written.

LENDER:	DOF IV REIT Holdings, LLC, a Delaware limited liability company

	By:	/s/ Abbey Kosakowski
	Name:	Abbey Kosakowski
	Its:	Authorized signatory

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BORROWER:	TNP SRT LAHAINA GATEWAY LLC, a Delaware limited liability Company

By: TNP SRT Lahaina Gateway Mezz, LLC, a Delaware limited liability company, its sole member

By: TNP SRT Lahaina Gateway Mezz Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP SRT Lahaina Gateway Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its sole member

By: TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	Chairman
Authorized Agent

GUARANTOR:	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	Chairman
Authorized Agent

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SOLE MEMBER:	TNP SRT LAHAINA GATEWAY MEZZ, LLC, a Delaware limited liability company

By: TNP SRT Lahaina Gateway Mezz Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP SRT Lahaina Gateway Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its sole member

By: TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	Chairman
Authorized Agent

HOLDINGS:	TNP SRT LAHAINA GATEWAY MEZZ HOLDINGS, LLC, a

Delaware limited liability company

By: TNP SRT Lahaina Gateway Holdings, LLC, a Delaware limited liability company, its sole member

By: TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its sole member

By: TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	Chairman
Authorized Agent

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